NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES
APPOINTMENT OF NEVILLE L. RHONE, JR. TO ITS BOARD OF DIRECTORS
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AUSTIN, TX, December 17, 2020 - Stratus Properties Inc. (NASDAQ: STRS) announced today the appointment of Neville L. Rhone, Jr. to its Board of Directors (“Board”). Mr. Rhone will serve as an independent Class II director, effective immediately, and will be up for election to the Board at the 2021 Annual Meeting of Stockholders.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “We are pleased to welcome Neville Rhone to our Board. Neville is a talented leader and real estate executive with a track record of reimagining urban mixed-use environments as a Co-Founder and Managing Partner of Arc Capital Partners. He also brings his experience with Texas real estate acquisitions. I saw his expertise first-hand when he served as a senior member of the investment team of the Canyon-Johnson Urban Fund that partnered with Stratus in 2007 to provide the equity for our Block 21 project.”

Neville L. Rhone, Jr. Appointed to Stratus Board.

Mr. Armstrong continued, “Mr. Rhone’s extensive experience in the areas of real estate development, finance, investments, operations, entrepreneurship and executive leadership will complement our current directors’ mix of skills and expertise, which includes hospitality, entertainment, corporate leadership, commercial real estate investment and development, finance, capital markets, residential real estate and the Austin market. The appointment of Mr. Rhone also reflects our Board’s commitment to increase the diversity of Stratus’ Board, a goal I strongly support.”

Mr. Rhone will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Following the appointment of Mr. Rhone, Stratus’ Board of Directors comprises six members, including five independent directors. Stratus’ Nominating and Corporate Governance Committee continues to evaluate a diverse slate of candidates and expects to recommend to the Board another independent director in the near term.

Mr. Rhone stated, “I am incredibly excited to join Stratus’ Board. I believe cities, like Austin, will continue to grow and thrive thanks to a younger and more diverse generation that is coming of age, a key demographic trend for any real estate company to consider. I look forward to the opportunity to work with Stratus’ other directors and its management in guiding the company’s strategic direction.”

About Neville L. Rhone, Jr.

Neville L. Rhone, Jr., age 50, is a 27-year veteran of real estate development, finance, investing and operations in over $6 billion of transactions. Mr. Rhone is Co-Founder and Managing Partner of Arc Capital Partners, a Los Angeles-based real estate operating company that acquires and repositions urban properties. Specializing in creating walkable, urban mixed-use environments, Arc Capital Partners is an institutional-quality, minority-owned firm dedicated to corporate responsibility. Prior to co-founding Arc in 2013, Mr. Rhone was a Managing Director and member of the investment committee of Canyon Partners Real Estate

(“Canyon”), where he led Texas acquisitions. Prior to joining Canyon in 2005, Mr. Rhone was a Vice President at Morgan Stanley focused on investment banking and real estate.

Mr. Rhone is an active member of the Urban Land Institute and the Pension Real Estate Association. He graduated from Cornell University with both Bachelor of Science and Master of Engineering (Civil Engineering) degrees and holds an MBA from Columbia Business School.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial and multi-family and single-family residential real estate properties, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.

This press release contains forward-looking statements, which are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Forward-looking statements include Stratus’ plans regarding potential future changes in Board composition.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to continue to effectively develop and execute its strategies, including regarding Board composition, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.
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A copy of this release is available on Stratus' website, stratusproperties.com.

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